Exhibit 99.1

Eliem Therapeutics Reports Third Quarter Financial and Business Highlights

Positioned to initiate ETX-155 Phase 2a trial in major depressive disorder in the first quarter of 2023 with 60-milligram dose

Progressing IND-enabling studies for two Kv7 pre-candidates with safety studies planned in the first quarter of 2023

Cash runway expected to fund operations into 2025

SEATTLE and CAMBRIDGE, UK, --(GLOBE NEWSWIRE) – November 14, 2022 – Eliem Therapeutics, Inc. (Nasdaq: ELYM), a clinical-stage biotechnology company focused on developing novel therapies for neuronal excitability disorders to address unmet needs in psychiatry, epilepsy, chronic pain, and other disorders of the peripheral and central nervous systems, today provided a business update and reported financial results for the quarter ended September 30, 2022.

“I am proud of the rigorous analysis done by our team over the past six months, and we are now positioned to initiate our ETX-155 Phase 2a MDD trial in the first quarter of 2023 with the 60-milligram dose,” said Bob Azelby, chief executive officer of Eliem Therapeutics. “We believe ETX-155 has the potential to be a best-in-class molecule in a growing depression market in search of new medicines to tackle this crisis. In parallel, we have advanced two pre-candidates from our Kv7 program into IND-enabling studies, and we are very excited about our rapidly emerging preclinical data for this important program. We remain well financed with our cash runway expected to fund operations into 2025, funding key data catalysts on each program.”

Program Updates and Anticipated Key Milestones

ETX-155 in depression and epilepsy: ETX-155 is a novel GABAA receptor positive allosteric modulator (GABAA PAM) that is being developed for the treatment of major depressive disorder (MDD) and epilepsy.

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The Company recently completed dosing in its Phase 1 pharmacokinetic trial. Given the encouraging overall clinical profile of the 60-milligram dose relative to the marginal additional exposure benefit of the 75-milligram dose observed in the trial, the Company has decided to use the 60-milligram dose in its planned Phase 2a MDD trial. The Company is positioned to initiate the Phase 2a MDD trial in the first quarter of 2023 and topline data would be expected in the second half of 2024.

Kv7.2/3 channel opener program: The Company’s preclinical program targets the Kv7.2/3 potassium channel (Kv7), a target that has clinical validation in pain and epilepsy.

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The Company has initiated the scaling up of two pre-candidates to enable the initiation of IND-enabling safety studies, expected in the first quarter of 2023, with Phase 1 studies planned to initiate in the first half of 2024.
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The Company’s novel Kv7 compounds have demonstrated high potency and differentiated selectivity in electrophysiology assays, and in vivo anticonvulsant activity in the maximal electroshock seizure (MES) rat model.
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The Company has filed foundational intellectual property claims on its novel Kv7 compounds.

Third Quarter 2022 Financial Results

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Cash Position: Cash, cash equivalents and short- and long-term marketable securities was $129.6 million as of September 30, 2022, including receipt of $6.2 million in tax reimbursements within the quarter, as compared to $161.4 million as of December 31, 2021. The Company’s current cash, cash equivalents and short- and long-term marketable securities are expected to fund operations into 2025.
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Research and Development (R&D) expenses: R&D expenses were $4.3 million for the three months ended September 30, 2022, compared to $6.0 million for the same period in 2021. The three months ended September 30, 2022 included a reversal of $1.5 million of clinical expenses due to actual results differing from prior quarter estimates.
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General and Administrative (G&A) expenses: G&A expenses were $4.5 million for the three months ended September 30, 2022, compared to $3.4 million for the same period in 2021.
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Net loss: Net loss was $9.7 million for the three months ended September 30, 2022, compared to $9.6 million for the same period in 2021. The three months ended September 30, 2022 includes an unrealized foreign currency loss of $1.3 million primarily resulting from the effect of unfavorable exchange rates on the remeasurement of our British Pound denominated assets.

About Eliem Therapeutics, Inc.

Eliem Therapeutics, Inc. is a clinical-stage biotechnology company focused on developing novel therapies for neuronal excitability disorders to address unmet needs in psychiatry, epilepsy, chronic pain, and other disorders of the peripheral and central nervous systems. These disorders often occur when neurons are overly excited or inhibited, leading to an imbalance, and our focus is on restoring homeostasis. We are developing a pipeline of clinically differentiated product candidates focused on validated mechanisms of action with broad therapeutic potential to deliver improved therapeutics for patients with these disorders. Eliem channels its experience, energy, and passion for improving patients’ quality of life to fuel our efforts to develop life-changing novel therapies. At its core, the Eliem team is motivated by the promise of helping patients live happier, more fulfilling lives. https://eliemtx.com/

Forward-Looking Statements

This press release contains forward-looking statements, including, without limitation, statements relating to: the advancement of Eliem’s pipeline; the continued development and clinical and therapeutic potential of ETX-155 and Eliem’s Kv7 channel opener program; the commencement of the referenced Phase 2a trial of ETX-155 in MDD in the first quarter of 2023 and the availability of topline data for that trial; Eliem’s plans to continue to pursue development of ETX-155 in focal onset seizures; Eliem’s planned activities and expectations for the Kv7 channel opener program, including the initiation of IND-enabling safety studies and Phase 1 studies, and the timing thereof; Eliem’s belief that it is well financed and that its current cash, cash equivalents and short- and long-term marketable securities will fund operations into 2025; and Eliem’s commitment to developing therapies targeting neuronal excitability disorders. Words such as “advanced,” “believe,” “encouraging,” “excited,” “expected,” “focus,” “initiate,” “planned,” “positioned,” “potential,” “progressing,” “remain,” “reported,” “would,” or other similar expressions, identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. The forward-looking statements in this press release are based upon Eliem’s current plans, assumptions, beliefs, expectations, estimates and projections, and involve substantial risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements due to these risks and uncertainties as well as other factors, which include, without limitation: the clinical, therapeutic and commercial value of ETX-155 and the Kv7 program; risks related to the potential failure of ETX-155 or the Kv7 program to demonstrate safety and efficacy in clinical testing; Eliem’s ability to initiate and conduct clinical trials and studies of ETX-155 or the Kv7 program sufficient to achieve a positive completion; the availability of data at the expected times; Eliem’s ability to obtain and protect intellectual property rights, and operate without infringing on the intellectual property rights of others; the uncertain timing and level of expenses associated with Eliem’s preclinical and clinical development activities; the sufficiency of Eliem’s capital and other resources; risks and uncertainties related to regulatory application, review and approval processes and Eliem’s compliance with applicable legal and regulatory requirements; market competition; changes in economic and business conditions; impacts on Eliem’s business due to external events, including health pandemics or other contagious outbreaks, such as the current COVID-19 pandemic; and other factors discussed under the caption “Risk Factors” in Eliem’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022. This filing, when available, is available on the SEC’s website at www.sec.gov. Additional information will also be set forth in Eliem’s other reports and filings it will make with the SEC from time to time. The forward-looking statements made in this press release speak only as of the date of this press release. Eliem expressly disclaims any duty, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Eliem’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Investors

Chris Brinzey

ICR Westwicke

chris.brinzey@westwicke.com

339-970-2843

Media

Marites Coulter

Verge Scientific

Mcoulter@vergescientific.com

415.819.2214

Eliem Therapeutics, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(unaudited)

Assets	September 30, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$35,944	$46,922
Short-term marketable securities	86,675	89,558
Prepaid expenses and other current assets	10,552	11,772
Total current assets	$133,171	$148,252
Operating lease right-of-use assets	585	—
Long-term marketable securities	6,961	24,919
Other long-term assets	141	70
Total assets	$140,858	$173,241
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	1,494	1,404
Accrued expenses	4,434	4,627
Operating lease liabilities	352	—
Total current liabilities	$6,280	$6,031
Other long-term liabilities	—	7
Operating lease liabilities, net of current portion	219	—
Total liabilities	$6,499	$6,038
Stockholders’ equity
Common stock, $0.0001 par value per share, 250,000,000 shares authorized; 26,567,681 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	3	3
Additional paid-in capital	248,035	242,939
Accumulated other comprehensive loss	(581)	(123)
Accumulated deficit	(113,098)	(75,616)
Total stockholders’ equity	$134,359	$167,203
Total liabilities and stockholders’ equity	$140,858	$173,241

Eliem Therapeutics, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$4,258	$5,989	$21,287	$16,443
General and administrative	4,490	3,394	14,294	8,526
Total operating expenses	8,748	9,383	35,581	24,969
Loss from operations	(8,748)	(9,383)	(35,581)	(24,969)
Other income (expense):
Change in fair value of redeemable convertible preferred stock tranche liability	—	—	—	(11,718)
Foreign currency loss	(1,317)	(252)	(2,516)	(268)
Other income, net	383	20	615	20
Total other income (expense)	(934)	(232)	(1,901)	(11,966)
Net loss	$(9,682)	$(9,615)	$(37,482)	$(36,935)
Accretion of redeemable convertible preferred stock to redemption value and cumulative preferred stock dividends	—	(1,322)	—	(4,548)
Net loss attributable to common stockholders	$(9,682)	$(10,937)	$(37,482)	$(41,483)
Net loss per share attributable to common stockholders, basic and diluted	$(0.37)	$(0.70)	$(1.43)	$(5.49)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	26,336,029	15,585,611	26,290,868	7,554,300